• Within Twenty-Four Months of a Change in Control: Eighteen months of base salary and eighteen months of "target" annual incentive to be paid in a lump sum, full acceleration of all unvested equity awards (with performance share units vested at "target") and Benefit Continuation for eighteen months. All severance is payable under the Executive Severance Plan and is subject to your signing a release and waiver of claims and compliance with the restrictive covenants included in the attached document, which apply as material terms of your employment in any event. For the avoidance of doubt, you will be entitled to any applicable benefits under the Executive Severance Plan, the relevant equity plan or grant agreement to the extent not covered in or greater than the benefits set forth in this letter. Deirdre, I know that you will continue to contribute significantly to the success of the Company, and I look forward to working with you in your expanded role. Please sign and return this letter, and the Agreements and Restrictive Covenants document, to me at shyland@wiley.com by July 31, 2020. Sincerely, /s/Suzanne Hyland Suzanne Hyland VP, Global Rewards Acknowledged and Agreed: Deirdre Silver 111 River Street, Hoboken, NJ 07030-5774, U.S. T +1 201 748 6000 F +1 201 748 6088 www.wiley.com Date /s/ Deirdre Silver 7/31/2020

Miscellaneous This Offer Letter and any and all related issues - including but not limited to interpretation, enforcement, and performance - shall be governed by the laws of the State of New York, without reference to the conflicts of law provisions thereof. General This document, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. This document may be signed in one or more counterparts, each of which once signed shall be deemed to be an original. All such counterparts together shall constitute one and the same instrument. By Suzanne Hyland VP, Global Rewards Deirdre Silver 111 River Street, Hoboken, NJ 07030-5774, U.S. T +1 201 748 6000 F +1 201 748 6088 www.wiley.com Date s/Suzanne Hyland /s/Deirdre Silver 7/31/2020